UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2008
IOWA TELECOMMUNICATIONS SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)
Iowa
(State or Other Jurisdiction of Incorporation)

001-32354 (Commission File Number)	42-1490040 (IRS Employer Identification No.)
403 W. Fourth Street North
Newton, Iowa 50208
(Address of Principal Executive Offices) (Zip Code)
(641) 787-2000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Director.
     On April 3, 2008, the Company announced in a press release the election of Kenneth R. Cole to the Company’s Board of Directors. The full text of the press release announcing Mr. Cole’s election is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.
     Mr. Cole was elected to the Board of Directors on April 3, 2008 by the Company’s Board of Directors acting pursuant to the authority granted by the Company’s Bylaws and pursuant to a recommendation of the Board’s Nominating and Governance Committee. Mr. Cole was not elected pursuant to any arrangement or understanding with any third person. There is not currently, nor has there been since the beginning of the Company’s last fiscal year, any transaction with the Company or any of its subsidiaries in which Mr. Cole has or had a direct or indirect material interest. The Company’s Amended and Restated Articles of Incorporation provide for staggering the terms of directors into three classes, and Mr. Cole was elected as a Class II director. Class II directors will next stand for reelection at the 2009 annual meeting of shareholders, however pursuant to Iowa law, Mr. Cole must also stand for reelection at the 2008 annual meeting of shareholders.

Item 9.01	Financial Statements and Exhibits.
(a) Financial statements: None.
(b) Pro forma financial information: None.
(c) Shell company transactions: None.
(d) Exhibits:
99.1 Press Release dated April 3, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2008
Iowa Telecommunications Services, Inc.

	By	/s/ Donald G. Henry
Donald G. Henry
Vice President, General Counsel and Secretary